Exhibit 99.2

ABINGTON BANCORP, INC. — SPECIAL MEETING, MAY 6, 2011

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available online at: http://www.cfpproxy.com/6252

You can vote in one of three ways:

1. Call toll free 1-866-            -             on a Touch Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/abbc and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

DRIVING DIRECTIONS

From Points South:	From Points North:

Take 1-95 North	Take New Jersey Turnpike South
Take Exit 7, 1-476 N. toward Plymouth Meeting	Take Exit 6, 1-276 W/Pennsylvania Turnpike
Take Exit 20, 1-276 E/ Pennsylvania Turnpike, toward New Jersey	Take Exit 343, Pa-6l1 S/Easton Rd., toward
Take Exit 343, Pa-611 S/Easton Rd., toward Willow Grove/Abington	Willow Grove/Abington
Turn Right onto Easton Rd.
Turn Left onto W Moreland Rd./ Pa-63	Follow same directions as from points south.
Turn Right onto Edge Hill Rd./ Pa-63
Turn Left onto Country Club Dr. end at 2295 Country Club Dr.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ABINGTON BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABINGTON BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2011 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.		1.

Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 26, 2011, by and between Abington Bancorp, Inc. and Susquehanna Bancshares, Inc., pursuant to which Abington Bancorp, Inc. will be merged with and into Susquehanna Bancshares, Inc.

			For ☐	Against ☐	Abstain ☐

The undersigned, being a shareholder of Abington Bancorp, Inc. as of March 11, 2011, hereby authorizes the Board of Directors of Abington Bancorp, Inc. or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Shareholders of Abington Bancorp, Inc. to be held at the Huntingdon Valley Country Club located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania on May 6, 2011 at 10:00 a.m., Eastern Time, and at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.

		2	Proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger and the transactions contemplated thereby.
			For ☐	Against ☐	Abstain ☐
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND “FOR” PROPOSAL 2 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY.		PLEASE CHECK BOX IF YOU PLAN TO ATTEND ☐ THE MEETING

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of Abington Bancorp, Inc. called for May 6, 2011, and a copy of the Joint Proxy Statement/Prospectus prior to the signing of this Proxy.

SHARES OF ABINGTON BANCORP’S COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND “FOR” PROPOSAL 2 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

ABINGTON BANCORP, INC.

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.